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Ford Expects Outstanding 2013 and Provides 2014 Outlook+

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Ford expects 2013 to be one of the best full-year results in its history, with strong revenue growth, market share in all regions improved or equal to last year, total company pre-tax profit of about $8.5 billion, substantially higher Automotive operating-related cash flow than a year ago and a stronger balance sheet

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2014 is expected to be another solid year and a critical next step in the One Ford plan as Ford launches the most vehicles in a single year in more than a century and invests across the business for profitable growth in the years ahead

DEARBORN, Mich., Dec. 18, 2013 — Ford Motor Company announced today that 2013 is expected to be one of the best years in its history and projects 2014 to be another solid year for the company with 23 global product launches and continued investments around the world as the next step in its One Ford plan for profitable growth.

“We are celebrating what we expect to be an outstanding 2013, one that is likely to be among the best in our history,” said Bob Shanks, Ford executive vice president and chief financial officer. “Once the year is finished, we expect it will show that we grew the business, delivered strong financial results, progressed the restructuring of our operations in Europe and Australia, strengthened our balance sheet and provided attractive returns to our investors.”

2013 An Outstanding Year

2013 is expected to be among the best years in Ford’s history. Full-year Automotive revenue is projected to grow about 10 percent, with market share increases in all regions other than Europe, where Ford expects higher retail share of the retail passenger car industry, as well as improved share of the commercial vehicle market. In Asia Pacific Africa and China, the company expects record market shares.

Ford is making good progress in implementing its Europe transformation plan and also announced earlier in the year a plan to restructure operations in Australia.

The company continued to strengthen its Automotive balance sheet. It estimates that it nearly cut in half the underfunded status of its global pension plans compared with the end of 2012. Ford also shared a comprehensive capital strategy with investors, one that is targeted to deliver high levels of shareholder value. Early in the year, Ford doubled its dividend and also implemented an anti-dilutive share repurchase program to offset compensation-related issuances. Based on performance and an improving balance sheet, the company now is rated investment grade by four of the major rating agencies.

Ford now projects that total company full-year pre-tax profit, excluding special items, to be about $8.5 billion, better than 2012 and in line with its most recent outlook. The company also is reconfirming its outlook that Automotive operating margin will be higher than a year ago and that Automotive operating-related cash flow will be substantially higher than 2012, potentially a record.

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Ford expects North America full-year 2013 pre-tax profit to be the highest in more than a decade, with an operating margin of 9.5 percent to 10 percent; this compares to prior guidance of about 10 percent. The difference reflects mainly higher warranty expense of $250 million to $300 million associated primarily with the Escape 1.6 liter recall announced last month.

In South America, the company now expects results to be about breakeven as recent government actions in Venezuela have affected adversely the business and overall results in the region. This compares to prior guidance of about breakeven to profitable results for 2013.

The 2013 outlook for all other Automotive business units, Automotive net interest expense and Ford Credit is unchanged from prior guidance.

Finally, the company expects its full year operating effective tax rate to be about 27 percent. This compares to prior guidance of less than 30 percent.

Pension Update

In addition to an expectation of a much improved funded status for Ford’s global pension plans at year-end 2013, substantial progress has been made in two other areas.

First is the company’s U.S. salaried retiree voluntary lump sum program that began in 2012 and is now complete. For the total program, the company made payments to about 35,000 people, or about 37 percent of those eligible, settling $4.2 billion in obligations or about 25 percent of the related liability. In total, Ford will recognize special item charges of about $850 million, of which $600 million will be in 2013 with about $150 million projected to occur in the fourth quarter.

The second area of progress is reduced cash requirements during the next three years to fully fund Ford’s global funded pension plans. The company now expects average annual contributions required over the next three years to be about $1 billion to $2 billion per year, down from the prior outlook of $2 billion to $3 billion per year.

2014 The Next Step in Ford’s Plan to Deliver Profitable Growth

2014 is expected to be another solid year for Ford and a critical building block in the One Ford plan as Ford moves forward in building stronger global brands, a growing business based on outstanding products and a better balanced business in terms of source of sales and profitability. This is supported by a strengthening balance sheet that will continue to enable the company to reward shareholders with attractive returns.

In 2014, Ford will embark on its most aggressive product launch schedule in its history. The company will launch 23 all-new or significantly refreshed vehicles around the world — more than double the 11 global vehicle launches in 2013.

“This is our most ambitious launch plan ever, as we continue to implement our One Ford plan,” said Shanks. “In 2014, we are investing across the world to support next year’s launches, but also to drive profitable growth beyond 2014 as we serve more customers in more markets and in more segments.”

Overall, 2014 represents the next step in delivering profitable growth for all, with total company pre-tax profit, excluding special items, projected at $7 billion to $8 billion.

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North America

Ford will have 16 launches in North America in 2014. This is triple the number of vehicles launched in Ford’s largest region in 2013. The 2014 launches in North America will cover a significant percentage of the region’s volume. As a result, Ford expects wholesale volume next year in North America to be lower than in 2013 and net pricing to be slightly unfavorable as it runs out prior models and assumes a continuation of a more competitive pricing environment for small and medium cars and utilities due to the weaker yen. Costs associated with this product growth will increase next year as well.

“The payoff for North America from the 2014 launches and investments we incur for future periods will be a stronger product lineup and volume and revenue opportunities into 2015 and beyond,” said Shanks.

As a result, Ford expects North America 2014 pre-tax profit to be lower than in 2013, with an operating margin ranging from 8 percent to 9 percent, consistent with the company’s targeted ongoing range of 8 percent to 10 percent.

South America

The One Ford plan is expected to improve profitability in Brazil and Argentina in 2014, particularly as customers continue to respond well to the company’s new products, but the company expects these improvements to be offset by deterioration in the external environment in Venezuela. This includes a planning assumption of a major devaluation in the bolivar — from 6.3 to 12 bolivars to the U.S. dollar — with an unfavorable profit effect of about $350 million.

As a consequence, results in 2014 for South America are expected to be about the same as in 2013 or about breakeven. There are risks to this outlook, however, given the volatility of the situation in Venezuela and increasing risks in the environment in Argentina.

Europe

Ford’s Europe transformation plan is on track. Ford’s Genk, Belgium, facility will close at year-end 2014 as planned, significantly contributing to an 18 percent reduction in Ford’s capacity in Europe, excluding Russia, and generating savings in 2015 and beyond. During the year, however, the company expects to incur restructuring costs of about $400 million related primarily to accelerated depreciation of plant assets and production relocations. These costs will be reported in Europe’s operating results as they have been in 2013. In addition, the company will incur higher launch and engineering costs in 2014 consistent with its plan to add at least 25 new vehicles in five years.

The company also expects special item charges in Europe in 2014 of $400 million to $500 million, mainly related to personnel separations; these charges will not be reported in operating results.

For 2014, the company expects results in Europe to improve compared to 2013 as it continues the successful implementation of its transformation plan to achieve profitability in the region in 2015.

Asia Pacific

Ford’s operations in Asia Pacific have been undergoing a positive transformation during the last several years as it invested consistently for growth. The results of this investment have been strong growth, including record market share in 2013 and a profitable business, including what is expected to be a record full-year result this year.

The company will continue to execute its growth strategy for the region in 2014. It currently has six major facilities under construction across the region, with two facilities in China starting production next year and two more in 2015. In India, the two facilities now being built also will start production in 2015.

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For 2014, the company expects pre-tax profit in Asia Pacific to be about the same as 2013 due to costs associated with its growth, a slower rate of top-line growth due to production constraints and a more competitive pricing environment, and unfavorable results in Australia as Ford restructures the business and reflects the effects of a weakening Australian dollar.

Ford Credit

Ford Credit is expected to perform well next year with profit about equal to this year. Growth should offset the continued normalization of credit losses, the continued run off of higher-yielding assets and the impact of Ford Credit’s strategy to unencumber its balance sheet to build a stronger investment-grade company.

Mid-decade Outlook

Beyond 2014, Ford generally remains on track to achieve its mid-decade outlook, but its targeted global Automotive operating margin of 8 percent to 9 percent is at risk. This is due to the severe European downturn and conditions in South America, especially in Venezuela, that were not anticipated at the time the guidance was provided in mid-2011. The company expects its results over the mid-decade period to be strong and improving.

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2013 Planning Assumptions and Outlook

The following is a summary of present planning assumptions and key metrics for 2013 compared with the plan the company shared at the beginning of the year.

					Memo:
		2012	2013		2013
		Full Year	Full Year		First Nine
		Results	Plan	Outlook	Months
	Planning Assumptions (Mils.)
	Industry Volume* -- U.S.	14.8	15.0 - 16.0	15.9	15.8
	Industry Volume* -- Europe**	14.0	13.0 - 14.0	13.7	13.6
	Industry Volume* -- China	19.0	19.5 - 21.5	21.9	21.6

	Operational Metrics
	Compared with Prior Year:
	- U.S. Market Share	15.2%	Higher	On Track	15.8%
	- Europe Market Share**	7.9	About Equal	On Track	8.0
	- China Market Share***	3.2	Higher	On Track	4.0

	- Quality	Mixed	Improve	Mixed	Mixed

	Financial Metrics****
	Compared with Prior Year:
	- Total Company Pre-Tax Operating Profit (Bils.)	$8.0	About Equal	Higher	$7.3
	- Automotive Operating Margin	5.3%	About Equal / Lower	Higher	6.2%
	- Automotive Operating-Related Cash Flow (Bils.)	$3.4	Higher	Substantially Higher	$5.6

*	Includes medium and heavy trucks
**	The 19 markets Ford tracks
***	Includes Ford and JMC brand vehicles produced in China by unconsolidated affiliates
****	Excludes special items; Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue

The following is a summary of the company’s profit outlook at the business unit level and the outlook for Automotive net interest and operating tax.

		2013
	2012	Prior	Updated
	Results	Outlook	Outlook
	(Mils.)
Automotive*
North America	$8,343	Higher than 2012 Operating Margin about 10%	On track 9.5% - 10%
South America	213	Breakeven to Profitable	About Breakeven
Europe	(1,753)	Better than 2012	On track
Asia Pacific Africa	(77)	Profitable	On track
Net Interest Expense	(489)	About $(800) million	On track
Ford Credit	$1,697	About equal to 2012	On track
Operating Tax Rate	32%	Less than 30%	About 27%
* Excluding special items

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2014 Planning Assumptions

Ford’s planning assumptions and key metrics for 2014 include the following:

2014
Full Year
Plan
Planning Assumptions (Mils.)
	Industry Volume* -- U.S.	16.0 - 17.0
	Industry Volume* -- Europe**	13.5 - 14.5
	Industry Volume* -- China***	22.5 - 24.5

Key Metrics (Compared with 2013)
Automotive:
	- Revenue (Bils.)	ó
	- Operating Margin****	ò
	- Operating-Related Cash Flow (Bils.)	ò

Ford Credit:
	- Pre-Tax Profits (Bils.)	ó

Total Company:
	- Pre-Tax Profits (Bils.)****	ò

*	Includes medium and heavy trucks
**	The 20 markets Ford tracks
***	Includes Ford and JMC brand vehicles produced in China by unconsolidated affiliates
****	Excludes special items; Automotive operating margin is defined as Automotive pre-tax results, excluding Other Automotive, divided by Automotive revenue

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+    The following information applies to the information throughout this release:

•	Pre-tax results exclude special items unless otherwise noted.

•	All references to records by Automotive business units are since at least 2000 when Ford began reporting results for Ford North America, Ford South America, Ford Europe and Ford Asia Pacific Africa.

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See tables at the end of this release for the nature and amount of special items, and reconciliation of items designated as “excluding special items” to U.S. generally accepted accounting principles (“GAAP”). Also see the tables for reconciliation to GAAP of Automotive gross cash, operating-related cash flow and net interest.

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Discussion of overall Automotive cost changes is measured primarily at present-year exchange and excludes special items and discontinued operations; in addition, costs that vary directly with production volume, such as material, freight and warranty costs, are measured at present-year volume and mix.

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Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford’s market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford’s new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

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Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

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Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford’s ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

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A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

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Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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Webcast: Ford Motor Company Provides Year-End Update
Ford Motor Company will conduct a year-end briefing with sell-side auto analysts and media on Wednesday, Dec. 18, 2013.

Bob Shanks, Ford executive vice president and chief financial officer, will host the meeting, which begins at 9 a.m. EST.

The listen-only audio webcast and supporting materials will be available for media, investors and other interested parties at www.shareholder.ford.com.

About Ford Motor Company

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 180,000 employees and 65 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford please visit www.corporate.ford.com and for Ford’s products, please visit www.ford.com.

Contacts:	Media:	Media:	Equity Investment	Fixed Income
			Community:	Investment
Community:
	Jay Cooney	Bill Collins	Larry Heck	Steve Dahle
	1.313.319.5477	1.313.258.4470	1.313.594.0613	1.313.621.0881
	jcoone17@ford.com	wcollin1@ford.com	fordir@ford.com	fixedinc@ford.com

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TOTAL COMPANY
INCOME FROM CONTINUING OPERATIONS
	First Nine Months
	2012	2013
	(Mils.)	(Mils.)
Automotive
North America	$6,471	$7,079
South America	68	92
Europe	(1,021)	(1,038)
Asia Pacific Africa	(116)	309
Other Automotive	(408)	(469)
Total Automotive (excl. special items)	$4,994	$5,973
Special items -- Automotive	(406)	(1,257)
Total Automotive	$4,588	$4,716

Financial Services
Ford Credit	$1,283	$1,388
Other Financial Services	8	(71)
Total Financial Services	$1,291	$1,317

Total Company
Pre-tax results	$5,879	$6,033
(Provision for)/Benefit from income taxes	(1,810)	(1,914)
Net income	$4,069	$4,119
Less: Income/(Loss) attributable to non-controlling interests	2	3
Net income attributable to Ford	$4,067	$4,116

Memo: Excluding special items
Pre-tax results	$6,285	$7,290
(Provision for)/Benefit from income taxes	(1,928)	(1,991)
Less: Income/(Loss) attributable to non-controlling interests	2	3
After-tax results	$4,355	$5,296

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TOTAL COMPANY
SPECIAL ITEMS
		First Nine Months
		2012	2013
		(Mils.)	(Mils.)
	Personnel and Dealer-Related Items
	Separation-related actions*	$(290)	$(700)
	Mercury discontinuation / Other dealer actions	(47)	—
	Total Personnel and Dealer-Related Items	$(337)	$(700)

	Other Items
	U.S. pension lump sum program	$—	$(439)
	Loss on sale of two component businesses	(174)	—
	FCTA - subsidiary liquidation	(4)	(103)
	AAI consolidation	136	—
	Other	(27)	(15)
	Total Other Items	$(69)	$(557)

	Total Special Items	$(406)	$(1,257)

	Tax Special Items	$118	$77

	Memo:
	Special Items impact on earnings per share**	$(0.07)	$(0.29)

*	For 2013, primarily related to separation costs for personnel at the Genk and U.K. facilities
**	Includes related tax effect on special items and tax special items

NET INTEREST RECONCILIATION TO GAAP
		First Nine Months
		2012	2013
		(Mils.)	(Mils.)

	Interest expense (GAAP)	$(571)	$(617)
	Interest income (GAAP)	220	125
	Subtotal	$(351)	$(492)

	Adjusted for items included / excluded from net interest:
	Include: Gains/(Losses) on cash equivalents & marketable securities*	64	(7)
	Include: Gains/(Losses) on extinguishment of debt	—	(18)
	Other	(55)	(80)
	Net Interest	$(342)	$(597)

*	Excludes mark-to-market adjustments of our investment in Mazda

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AUTOMOTIVE SECTOR
OPERATING-RELATED CASH FLOWS RECONCILIATION TO GAAP
	First Nine Months
	2012	2013
	(Bils.)	(Bils.)

Cash flows from operating activities of continuing operations (GAAP)	$4.1	$6.4

Items included in operating-related cash flows
Capital expenditures	(3.6)	(4.6)
Proceeds from the exercise of stock options	—	0.3
Net cash flows from non-designated derivatives	(0.6)	(0.3)

Items not included in operating-related cash flows
Cash impact of Job Security Benefits and personnel-reduction actions	0.3	0.2
Pension contributions	2.5	3.9
Tax refunds and tax payments from affiliates	(0.1)	(0.3)
Settlement of outstanding obligation with affiliates	(0.3)	—
Other	0.1	—
Operating-related cash flows	$2.4	$5.6

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